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                                             EXHIBIT 5



                                     August 25, 1997



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

                Re: Kollmorgen Corporation Registration
                    Statement on Form S-3

Dear Ladies and Gentlemen:

            I am a member of the bars of the States of New York and Connecticut and am the General Counsel and a Vice President and the Secretary of Kollmorgen Corporation (the "Company") and in connection with the proposed sale of up to 174,522 shares of the Company's common stock, $2.50 par value, (the "Common Stock") by and on behalf of a selling shareholder as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed this date under the Securities Act of 1933, as amended, I am familiar with the circumstances under which the Common Stock has been or will be issued by the Company and acquired by such selling shareholder and the manner in which the Common Stock may be sold pursuant to the Registration Statement.

            In connection with the following opinion, I have reviewed the Registration Statement and am familiar with the action taken by the Company with respect to the approval and authorization of the filing of the Registration Statement. I have examined such corporate records of the Company, agreements and other instruments as I deemed necessary for the opinion hereinafter expressed. I am furnishing this opinion in connection with the filing of the Registration Statement.

            Based upon the foregoing, I am of the opinion that, upon the effectiveness of the Registration Statement, the shares of Common Stock proposed to be sold by such selling shareholder under the Registration Statement will, when sold in the manner described in the Registration Statement, be validly issued, fully paid and non-assessable.

            I hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement and to the reference to myself under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement.
                                     Very truly yours,

                                      /s/  James A. Eder

                                     James A. Eder
                                 Vice President, Secretary
                                   and General Counsel
JAE\prm